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                                                                  Exhibit 10.(b)


                          CALCULATION AGENCY AGREEMENT

         AGREEMENT made on the 26th day of April, 1994 between THE FIRST NATIONAL BANK OF BOSTON, a national banking association maintaining its principal corporate trust office at 150 Royall Street, Canton, Massachusetts 02021 (the "Calculation Agent"), and USX CORPORATION, a Delaware corporation having its principal place of business at 600 Grant Street, Pittsburgh, Pennsylvania 15219-4776 (the "Issuer").

                             W I T N E S S E T H :

         WHEREAS, the Issuer proposes to issue and sell certain of its securities designated as its Medium-Term Notes, Series C (the "Notes"); and
         WHEREAS, the Notes will be offered on a continuing basis by the Issuer through The First Boston Corporation, Goldman, Sachs & Co., J. P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and Shearson Lehman Brothers, Inc., as agents (the "Agents"); and
         WHEREAS, the Notes are to be issued under an Indenture (the "Indenture") dated as of March 15, 1993, between the Issuer and PNC Bank, National Association, as Trustee (the "Trustee"); and
         WHEREAS, the Notes are to be distributed pursuant to the terms of a Distribution Agreement dated April 26, 1994 (the "Distribution Agreement"), among the Issuer and the Agents; and
         WHEREAS, for the purpose of appointing an agent to calculate the interest rate based on the CD Rate, the Commercial Paper Rate, the Federal Funds Effective Rate, LIBOR, the Prime Rate or the Treasury Rate, as applicable, on the Notes bearing interest at a rate calculated with reference to such interest rate bases (the "Floating Rate Notes"), the Issuer has appointed The First National Bank of Boston as its Calculation Agent.
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         NOW, THEREFORE, in consideration of the premises, the mutual promises hereinafter contained, and intending to be legally bound hereby, the Calculation Agent and the Issuer hereby covenant and agree as follows:
         1. Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints the Calculation Agent as its agent for the purpose of calculating the interest rates on the Notes in the manner and at the times provided herein, in the Floating Rate Notes, the Prospectus Supplement and the related Pricing Supplements.
         2. (i) The Calculation Agent shall calculate the interest rate and the amount of interest due on each of the Floating Rate Notes for each interest accrual period and communicate the same to the Issuer upon the terms and conditions contained herein and in the Notes. The provisions of the Notes with respect to interest rate calculations shall not be changed in any respect without the express consent of the Calculation Agent. The Issuer shall provide the Calculation Agent with not less than two (2) business days' notice of the calculation date on which a particular floating rate calculation is to be made by the Calculation Agent, and the Calculation Agent shall notify the Issuer of such floating rate calculation on such calculation date and may confirm such calculation in writing within twenty-four (24) hours after so notifying the Issuer; (ii) in no event shall the interest rate be less than the minimum interest rate, if any, or higher than the maximum interest rate, if any, designated in the applicable Floating Rate Note and in no event shall the interest rate on the Notes be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application; (iii) the Calculation Agent shall calculate the amount of interest payable on each Floating Rate Note in the manner and at the times set forth in such Note; and (iv) as soon as practicable after each interest determination date, the Calculation Agent will cause to be forwarded to the Issuer information regarding the interest rates, the interest periods, the amount of interest for each interest period and





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the relevant interest payment dates.  The Calculation Agent will, upon the request of any holder of any Floating Rate Note, provide the interest rate which will become effective as a result of a determination made on the most recent interest determination date with respect to such Note.
         3. The Calculation Agent shall exercise due care to determine the interest rates on the Floating Rate Notes and shall communicate the same to the Issuer, the Trustee, The Depository Trust Company and any paying agent identified to it in writing as soon as practicable after each determination. The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to such Floating Rate Note and, if determined, the interest rate with respect to such Floating Rate Note which will become effective on the next Interest Reset Date. The Calculation Agent and the Issuer agree to comply with the Administrative Procedures attached hereto as Exhibit A. No amendment to the provisions of the Administrative Procedures relating to the duties or obligations of the Calculation Agent hereunder may become effective without the prior written consent of the Calculation Agent, which consent shall not be unreasonably withheld.
         4. The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer agrees:
             (a) The Calculation Agent shall be entitled to such compensation as may be agreed upon with the Issuer for all services rendered by the Calculation Agent, and the Issuer promises to pay such compensation and to reimburse the Calculation Agent for the reasonable out-of-pocket expenses (including attorney's and other professional's fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Issuer shall reasonably require. The Issuer also agrees to indemnify the Calculation Agent for, and to hold it





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harmless against, any and all loss, liability, damage, claim or expense
(including the costs and expenses of defending against any claim of liability) incurred by the Calculation Agent that rises out of or in connection with its accepting appointment as, or acting as, Calculation Agent hereunder, except such as may result from the gross negligence, willful misconduct or bad faith of the Calculation Agent or any of its agents or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon
(i) the opinion or advice of legal advisors satisfactory to it or (ii) written instructions from the Issuer. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate any interest rate hereunder. The provisions of this Section shall survive the termination of this Agreement.
             (b) In acting under this Agreement and in connection with the Floating Rate Notes, the Calculation Agent is acting solely as agent of the Issuer and does not assume any obligations or relationship of agency or trust for or with any of the owners or holders of the Notes.
             (c) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Notes, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.
             (d) The Calculation Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, any Notes, with the same rights that it or they would have if it were not the Calculation Agent, and may





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engage or be interested in any financial or other transaction with the Issuer as freely as if it were not the Calculation Agent.
             (e) Neither the Calculation Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Issuer for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except in the case of its or their gross negligence or willful misconduct.
             (f) The Calculation Agent may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
             (g) The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Calculation Agent.
             (h) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provision of this Agreement shall be sufficient if signed by any officer of the Issuer.
             (i) The Calculation Agent may, upon obtaining the prior written consent of the Issuer, perform any duties hereunder either directly or by or through agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
             (j) The Issuer will not, without first obtaining the prior written consent of the Calculation Agent, make any change to the Notes in the forms filed as exhibits to the Issuer's Current Report on Form 8-K dated April 26, 1994 if such change would





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materially and adversely affect the Calculation Agent's duties and obligations under this Agreement.
         5. (a) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be earlier than thirty (30) days after the receipt of such notice by the Issuer, unless the Issuer agrees to accept a shorter period of notice. The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Calculation Agent. If a successor Calculation Agent has not been appointed five (5) days prior to when any resignation or removal is to take effect, the Calculation Agent may petition a court of competent jurisdiction to appoint a successor Calculation Agent. A successor Calculation Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer and the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so superseded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Issuer of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

             (b) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights,





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powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.
             (c) Any corporation into which the Calculation Agent may be merged, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger or consolidation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets and business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, consolidation or sale shall forthwith be given to the Issuer and the Trustee.
         6. Any notice required to be given hereunder shall be delivered in person, sent by letter or communicated by telephone (subject, in the case of communication by telephone, to confirmation in writing dispatched within twenty-four (24) hours), to the following:

If to the Issuer:              USX Corporation
                               600 Grant Street
                               Pittsburgh, Pennsylvania 15219
                               telephone:  (412) 433-4419
                               telecopy:  (412) 433-4567
                               Attention:  Corporate Finance Department





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If to the Calculation Agent:   The First National Bank of Boston
                               Corporate Trust Administration
                               150 Royall Street, Mail Stop 45-02-15
                               Canton, Massachusetts 02021
                               telephone:  (617) 575-3145
                               telecopy:  (617) 575-2078

and, in the case of:           The Depository Trust Company
                               Manager Announcements, Dividend Department,
                               The Depository Trust Company
                               7 Hanover Square - 22nd Floor
                               New York, New York  10004
                               telecopy:  (212) 709-1264 or (212) 709-1263,

or to any other address of which any party shall have notified the others in writing as herein provided. Any notice hereunder given by telephone, telecopy or letter shall be effective upon receipt.
         7. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
         8. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.
         9. In the event of any conflict relating to the rights or obligations of the Calculation Agent in connection with the calculation of the interest rate on the Floating Rate Notes, the relevant terms of this Agreement shall govern such rights and obligations.





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         10.  Terms used but not defined herein shall have the meanings assigned to them in the Prospectus, dated April 8, 1994, and the Prospectus Supplement thereto, dated April 26, 1994, relating to the Notes.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        USX CORPORATION


                                        By /s/  G. R. Haggerty
                                          -------------------------------------
                                          G. R. Haggerty
                                          Vice President & Treasurer



                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By:
                                           ------------------------------------
                                        Title:





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